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                                                                    Exhibit 12.1

BIG V SUPERMARKETS, INC.

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                                   52           52           52            52            52
                                  Weeks        Weeks        Weeks         Weeks         Weeks
                                  Ended        Ended        Ended         Ended         Ended
                                December 25, December 26, December 27,  December 28,  December 30,
                                   1999        1998         1997          1996          1995
                                                             (Dollars in Thousands)
Income (loss) from continuing
   operations before
   income taxes                 $ (5,431)     $  1,972     $ (4,367)     $ (6,467)     $ (7,188)
Add:
  Interest on indebtedness,
    including amortization
    of deferred debt costs        23,809        23,911       24,839        24,637        27,588
  Portion of rents
    representative of the
    interest factor                3,432         3,477        2,545         2,226         2,374
                               ---------      --------     --------      --------      --------
Income, as adjusted               21,810        29,360       23,017        20,396        22,774
                               ---------      --------     --------      --------      --------

Fixed charges:
  Interest on indebtedness,
    including amortization
    of deferred debt costs        23,809        23,911       24,839        24,637        27,588
  Portion of rents
    representative of the
    interest factor                3,432         3,477        2,545         2,226         2,374
                               ---------      --------     --------      --------      --------
Fixed charges                     27,241        27,388       27,384        26,863        29,962
                               ---------      --------     --------      --------      --------
Ratio of earnings to
  fixed charges                       --          1.1x           --            --            --
                               ---------      --------     --------      --------      --------
Deficiency in earnings
  available to cover
  fixed charges                 $  5,431      $     --     $  4,367      $  6,467      $  7,188
                               =========      ========     ========      ========      ========
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